Exhibit 99.1

HOOKIPA announces promotion of Christine D. Baker to Chief Operating Officer

New York, US and Vienna, Austria, May 2, 2022 - HOOKIPA Pharma Inc. (NASDAQ: HOOK, ‘HOOKIPA’), a company developing a new class of immunotherapeutics based on its proprietary arenavirus platform, today announced the promotion of Christine D. Baker to Chief Operating Officer effective immediately. Christine joined HOOKIPA in August 2019 as Chief Business Officer and has played a critical role in securing several strategic business collaborations for HOOKIPA’s novel arenaviral immunotherapeutics that help position the science and the company for continued growth.

“Since day one, Christine has applied her deep experience in business development and commercial planning to help uncover, negotiate and secure significant collaborations with major players in the pharmaceutical sector as we advance our novel arenaviral platform deeper into clinical development,” said Joern Aldag, Chief Executive Officer. “Moreover, she has demonstrated a willingness and aptitude to help shape the growth of HOOKIPA through our scientific positioning, alliance management, communications, and scientific expert engagement. Christine has also helped establish and grow our US-based operations, which will continue to play a key role in our future growth. Her promotion to COO is well deserved, and I look forward to continuing to work with her as we further build the value proposition of our diverse and rich pipeline of immunotherapeutics.”

Christine D. Baker has more than 30 years‘ experience in the biotech/pharmaceutical industry, with expertise in business development, commercialization, and drug development strategies. Prior to joining HOOKIPA, Christine served as Chief Business Officer at EpicentRx and Vice President at Novartis Oncology. During her 14-year tenure at Novartis, she held positions of increasing responsibility and drove deals from early-stage collaborations with start-up companies to multi-billion dollar asset swaps with large pharmaceutical companies. Christine began her career at Schering-Plough, where she advanced through a variety of roles in R&D, Marketing and Sales, Business Development, and General Management. She graduated from Dartmouth College magna cum laude with a Chemistry degree and earned an MBA with honors from Rutgers University. She currently serves as a non-executive Director of the Board of Tyme Technologies.

About HOOKIPA

HOOKIPA Pharma Inc. (NASDAQ: HOOK) is a clinical-stage biopharmaceutical company focused on developing novel immunotherapies, based on its proprietary arenavirus platform, that are designed to mobilize and amplify targeted T cells and thereby fight or prevent serious disease. HOOKIPA’s replicating and non-replicating technologies are engineered to induce robust and durable antigen-specific CD8+ T cell responses and pathogen-neutralizing antibodies. HOOKIPA’s pipeline includes wholly-owned investigational arenaviral immunotherapeutics targeting HPV16+ cancers, prostate cancer, KRAS-mutated cancers (including colorectal, pancreatic and lung), and other undisclosed programs. In addition, HOOKIPA aims to develop functional cures of HBV and HIV in collaboration with Gilead.

Find out more about HOOKIPA online at www.hookipapharma.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion of the proposed offering and the use of proceeds from the proposed offering. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, uncertainties related to market conditions and the completion of the Offering on favorable terms or at all and those risks more fully discussed in the section entitled "Risk Factors" in HOOKIPA’s annual report on Form 10-K for the fiscal year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in HOOKIPA’s subsequent filings with the Securities and Exchange Commission, including in connection with the Offering. Any forward-looking statements represent HOOKIPA’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and HOOKIPA undertakes no duty to update this information unless required by law.

For further information, please contact:

Media	Investors
Instinctif Partners	Matt Beck
hookipa@instinctif.com	Executive Director – Investor Relations
+44 (0)20 7457 2020	matthew.beck@hookipapharma.com